UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2021

REPLIMUNE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38596	82-2082553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

500 Unicorn Park

Woburn, MA 01801

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (781) 222-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	REPL	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2021, Tanya Lewis notified Replimune Group, Inc. (the “Company”) of her resignation from the Company’s Board of Directors (the “Board”), effective immediately. Ms. Lewis’s resignation from the Board is not the result of any disagreement with the Company or the Board on any matter relating to the Company’s operations, policies or practices.

Item 8.01	Other Events.

On May 10, 2021, the Company issued a news release announcing that Ms. Lewis joined the Company as its Chief Development Operations Officer, effective May 10, 2021. A copy of the news release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein. The Company undertakes no obligation to update, supplement or amend the materials attached hereto.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	News Release dated May 10, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPLIMUNE GROUP, INC.

Date: May 10, 2021	By:	/s/ Jean Franchi
Jean Franchi
Chief Financial Officer